BIG BEAR MINING CORP. FORM 8-K FOR APRIL 8, 2010

UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2010

BIG BEAR MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-32904
(Commission File Number)

20-4350483
(IRS Employer Identification No.)

15111 N. Hayden Rd., Suite 160, Scottsdale, Arizona 85260
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 480.253.0323

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 1, 2010,  Big Bear Mining Corp.  (the "Company")  entered into a Financing Agreement (the "Agreement") with Intosh Services Limited, ("Intosh"), whereby the Company has the right to request Intosh to purchase up to $1,400,000 of the Company's securities  until  March 31, 2011,  unless  extended by either the Company or Intosh for an additional twelve (12) months.

Under the terms of the Agreement, the Company may from time to time request a purchase from Intosh up to $200,000 (each, an "Advance") per request for operating expenses, acquisitions, working capital and general corporate activities. Following receipt of any Advance, the Company shall issue shares of its common stock at $0.70 per share. Big Bear has received its first tranche of $200,000 which will be used for additional property acquisitions and operating expenses.

The foregoing is qualified in its entirety by the Agreement.  For further information see the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

SECTION 3 -- SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure under Item 1.01 is incorporated by reference in its entirety into this Item 3.02.Intosh

The Company has requested and received, an Advance(s) from Intosh in the amount of $200,000.  In the event the Company requests a further Advance from Intosh, the number of Shares to be sold and issued to Intosh and the price  for such  Units to be sold  pursuant  to the terms and conditions of a subscription  agreement will be further disclosed by the Company in a subsequent  Form 8-K under this Item 3.02.  As contemplated, any sale and issuance of Units to Intosh will be conducted in reliance  upon an exemption from  registration  under the  Securities  Act of 1933, as amended,  afforded by Regulation S promulgated thereunder.

SECTION 9 -- FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit Description

10.1	Financing Agreement between Big Bear Mining Corp. and Intosh Services Limited, dated March 31, 2010

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG BEAR MINING CORP.

/s/ Steve Rix
Steve Rix
President, Secretary, Treasurer and Director
Date:	April 6, 2010